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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Ballantyne of Omaha, Inc.:

        We consent to the incorporation by reference in the Registration Statement No. 333-03849 on Form S-8 and No. 333-22357 on Form S-3 of Ballantyne of Omaha, Inc. of our report dated March 5, 2004, with respect to the consolidated balance sheets of Ballantyne of Omaha, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2003, and the related financial statement schedule, which report appears in the December 31, 2003 Annual Report on Form 10-K of Ballantyne of Omaha, Inc.

        As described in to notes 2(e) and 2(o) to the consolidated financial statements, the Company adopted the provisions of SFAS No. 142, Goodwill and Other Intangible Assets, and the provisions of SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, as of January 1, 2002.

/s/ KPMG LLP

Omaha, Nebraska
March 29, 2004

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  Exhibit 23